Exhibit 99.1

GREENBROOK TMS REPORTS FIRST QUARTER operational and FINANCIAL RESULTS

May 14, 2024 – Toronto, Ontario – Greenbrook TMS Inc. (OTCQB: GBNHF) (“Greenbrook” or the “Company”) today announced its first quarter 2024 (“Q1 2024”) operational and financial results. All values in this news release are in United States dollars, unless otherwise stated.

FIRST QUARTER 2024 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•	Despite the closure of mental health service centers (“Treatment Centers”) in connection with the Company’s previously-announced comprehensive restructuring plan (the “Restructuring Plan”) and the impact of patient billing and collections disruptions resulting from the ransomware cyberattack on Change Healthcare Solutions LLC (“Change Healthcare”) that affected the broader healthcare industry, quarterly revenue decreased by only 7% to $18.0 million, down $1.3 million as compared to the first quarter of 2023 (“Q1 2023”).

•	Regional operating loss increased by 401% in Q1 2024 to $2.5 million, up $2.0 million as compared to Q1 2023, due to the reduction in revenue, increase in marketing spend and investments in the Company’s cost structure associated with the continued rollout of its Spravato® (esketamine nasal spray) (“Spravato®”) offering in Q1 2024.

•	Loss for the period and comprehensive loss increased by 36% in Q1 2024 to $14.5 million, up $3.9 million as compared to Q1 2023, due to the increase in regional operating loss and the increase in interest expense arising from additional debt financings completed subsequent to Q1 2023.

•	The Company continued its roll-out of its Spravato® offering at select Treatment Centers to diversify its offering to patients. The Company has expanded its Spravato® offering to 84 Treatment Centers to date.

•	The Company continued its pilot program to roll-out the facilitation of medication management and began a pilot program to roll-out talk therapy at select Treatment Centers. The Company believes that these programs will allow it to reach patients earlier in their treatment journey, develop an internal patient pipeline for transcranial magnetic stimulation (“TMS”) and Spravato® treatments, while also further optimizing marketing costs. The Company has expanded its medication management offering to nine Treatment Centers to date and its talk therapy program to Treatment Centers within Florida and Missouri.

Bill Leonard, President and Chief Executive Officer of Greenbrook, commented:

“Despite the impact of the patient billing and collections disruptions resulting from Change Healthcare in Q1 2024, we have established a strong business foundation with the substantially completed Restructuring Plan, that we believe provides a path to profitability, as we begin to reinvest in our business. We remain excited to continue our roll-out of new treatment modalities, including our previously-announced medication management and talk therapy pilots and our Spravato® “buy & bill” program, which will complement our current “administer and observe” programs, allowing us to further enhance our access to patients. By becoming a comprehensive mental health provider and expanding our continuum of care, we believe that we will be able to provide even greater access and quality of care to those suffering from MDD and other mental health disorders.”

SELECTED FIRST QUARTER FINANCIAL AND OPERATING RESULTS (1)

Selected Financial Results

(unaudited) ($)	Q1 2024	Q1 2023
Total revenue	18,012,190	19,304,461
Regional operating loss	(2,491,800)	(497,505)
Loss before income taxes	(14,540,145)	(10,660,136)
Loss for the year and comprehensive loss	(14,540,145)	(10,660,136)
Loss attributable to the common shareholders of Greenbrook	(14,218,296)	(10,591,310)
Net loss per share (basic and diluted)	(0.32)	(0.34)

Note:

(1)	Please note that additional selected consolidated financial information can be found at the end of this press release.

Selected Operating Results

	As at March 31,		As at December 31,
(unaudited)	2024	2023	2023
Number of active Treatment Centers(1)	130	162	130
Number of Treatment Centers-in-development(2)	–	–	–
Total Treatment Centers	130	162	130
Number of management regions	17	18	17
Number of TMS Devices installed	260	341	260
Number of regional personnel	400	406	391
Number of shared-services / corporate personnel(3)	108	124	98
Number of providers(4)	192	222	205
Number of consultations performed(5)	9,174	7,975	34,124
Number of patient starts(5)	2,448	2,854	10,401
Number of Treatments performed(5)	75,764	92,533	343,790
Average revenue per Treatment(5)	$238	$209	$220

Notes:

(1)	Active Treatment Centers represent Treatment Centers that have performed billable treatment services during the applicable period.

(2)	Treatment Centers-in-development represents Treatment Centers that have committed to a space lease agreement and the development process is substantially complete.

(3)	Shared-services / corporate personnel is disclosed on a full-time equivalent basis. The Company utilizes part-time staff and consultants as a means of managing costs.

(4)	Number of providers represents clinician partners that are involved in the provision of treatment services from our Treatment Centers.

(5)	Figure calculated for the applicable year or period ended.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

(US$) (unaudited)	Q1 2024	Q1 2023
Total revenue	18,012,190	19,304,461

Direct center and patient care costs	13,158,183	13,758,220
Regional employee compensation	5,515,743	4,665,645
Regional marketing expense	1,516,824	413,053
Depreciation	313,240	965,048
Total direct center and regional costs	20,503,990	19,801,966
Regional operating loss	(2,491,800)	(497,505)
Center development costs	124,444	112,191
Corporate employee compensation	3,936,881	4,141,089
Corporate marketing expenses	33,035	5,322
Financing costs	149,242	235,094
Other corporate, general and administrative expenses	3,560,556	2,897,066
Share-based compensation	25,302	62,948
Amortization	16,548	16,548
Interest expense	4,202,402	2,692,418
Interest income	(65)	(45)
Loss before income taxes	(14,540,145)	(10,660,136)
Income tax expense	–	–
Loss for the period and comprehensive loss	(14,540,145)	(10,660,136)
Loss attributable to non-controlling interest	(321,849)	(68,826)
Loss attributable to the common shareholders of Greenbrook	(14,218,296)	(10,591,310)
Net loss per share (basic and diluted)	(0.32)	(0.34)

This press release is intended to be read in conjunction with the Company’s Form 10-Q for the three-month period ended March 31, 2024. This document will be available on the Company’s website at www.greenbrooktms.com, under the Company’s SEDAR+ profile at www.sedarplus.com and under the Company’s EDGAR profile at www.sec.gov.

About Greenbrook TMS Inc.

Operating through 130 Company-operated Treatment Centers, Greenbrook is a leading provider of TMS and Spravato®, FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.52 million treatments to over 47,000 patients struggling with depression.

For further information please contact:

Glen Akselrod

Investor Relations

Greenbrook TMS Inc.

Contact Information:

investorrelations@greenbrooktms.com

1-855-797-4867

Cautionary Note Regarding Forward-Looking Information

Certain information in this press release, including, but not limited to, information with respect to the Company’s future financial or operating performance, the Company’s expectations regarding the impact of the Restructuring Plan on our business, and the continued roll-out of the Spravato®, medication management and talk therapy offerings at additional Treatment Centers and its potential to enhance profit margins and diversify total revenue, constitute forward-looking information within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the common shares of the Company (“Common Shares”) reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Company’s credit facility and the potential acceleration of indebtedness; risks related to the ability to continue to negotiate amendments to the Company’s credit facility to prevent a default; risks relating to the Company’s ability to deliver and execute on the Restructuring Plan and the possible failure to complete the Restructuring Plan on terms acceptable to the Company or its suppliers (including Neuronetics, Inc.), or at all; risks relating to maintaining an active, liquid and orderly trading market for the Common Shares as a result of our delisting from trading on the Nasdaq Capital Market of the Nasdaq Stock Market LLC; risks relating to the Company’s ability to realize expected cost-savings and other anticipated benefits from the Restructuring Plan; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations; risks relating to strategic alternatives, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics, Inc. as its exclusive supplier of TMS devices; risks and uncertainties relating to the restatement of our financial statements for the year ended December 31, 2022 and the quarter ended September 30, 2023, including any potential litigation and/or regulatory proceedings as well as any adverse effect on investor confidence and our reputation. Additional risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other materials filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission from time to time, available at www.sedarplus.com and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.